Exhibit B-186



                           ARTICLES OF INCORPORATIONS

                                       OF

                             COMTEL TECHNOLOGY INC.



                                    ARTICLE I
                                    ---------


      The name of the corporation is ComTel Technology Inc. and this corporation is incorporated under the laws of the State of Colorado.

                                   ARTICLE II
                                   ----------

      The period of duration of the corporation shall be perpetual.

                                   ARTICLE III
                                   -----------

      The purposes for which the corporation is organized are as follows:

      1. To provide telephone systems services, including installation of telephone, television and related systems; and, further, to engage in any other business or trade which, in the opinion of the Board of Directory, may be advantageously carried on in connection with or auxiliary to such business and to do all such things as are incidental or conducive to the above purposes.


2. To engage in the business of manufacturers, producers, processors, merchants, wholesalers, importers and exporters generally, for itself or as agent for others, and without limitation as to the class of products merchandised, manufactured, produced, processed, sold, dealt in, imported and exported; and to engage in any and all kinds of commercial businesses and enterprises, whether of the kind herein referred to or of an entirely distinct and different character.


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      3. To engage in a general real estate and investment  business;  to buy or otherwise acquire, sell or otherwise dispose of, mortgage, exchange, lease, hold (for investment or otherwise), use, operate and otherwise deal with and in real personnal and mixed property of all kinds, and any right or interest therein.

      4. To enter into general partnerships, limited partnerships (whether the corporation be a limited or general partner), joint ventures, syndicates, pools, associations, and other arrangements for carrying on any lawful business or for engaging in any other activity which may appear to the corporation to be calculated, directly or indirectly, to promote the interests of the corporation.

5. To carry on any other lawful business whatsoever which may appear to the corporation calculated, directly or indirectly, to promote the interests of the corporation or to enhance the value of its property and to have, enjoy and exercise all of the rights, powers and privileges conferred upon corporations organized under the laws of the State of Colorado, whether now or hereafter in effect, and whether or not herein specifically mentioned.

      6. To lend money to, and to guarantee the obligations of, other individuals, firms, partnerships and corporations, and to take and hold real and personal property as security for the payment of funds loaned or invested, or as security for the obligations of others to this corporation.

      7. The foregoing enumeration of purposes shall not limit or restrict in any manner the exercise of other and further rights and powers which may now or hereafter be allowed or permitted by law; and the purposes specified in each othe the paragraphs of this Article III are independent purposes, not to be restricted by reference to or inference from the terms of any other paragraph.


                                   ARTICLE IV
                                   ----------

      1. The aggregate number of shares which the corporation shall have authority to issue shall be 50,000 shares, which shall consist of one class only, designated common. Each of such shares shall have no par value.




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      2. The  corporation  shall  have the right  to  impose restrictions on the transfer of all, or any part of, its shares and may become a party to agreements entered into by any of its shareholders restricting transfer or encurrance of any of its shares, or subjecting any of its shares to repurchase or release obligations.


                                    ARTICLE V
                                    ---------

      Shareholders shall have no preemptive rights to acquire additional or treasury shares of the corporation or securities convertible into shares or carrying stock purchase warrants or privileges, or stock rights or option.


                                   ARTICLE VI
                                   ----------

      1. The number of directors shall be fixed in accordance with the bylaws. So long as the number of directors shall be less than three, no shares of this corporation may be issued and held of record by more shareholders than there are directors. Any shares issued in violation of this paragraph shall be null and void. This provision shall also constitute a restriction on the transfer of shares and a legend shall be conspicuously laced on each certificate respecting shares preventing transfer of the shares to more shareholders than there are directors.

      The initial Board of Directors shall consist of the following two members, who shall serve until the first annual meeting or shareholders or until their successors be elected and qualified.

          Director                            Address
          --------                            -------

    Johnny Jallad                       805 29th Street, #552
                                        Boulder, Colorado 80303

    Marvin W. Maxwell                   11905 Quay
                                        Broomfield, Colorado 80020


      2. The number of directors may be increased or decreased from time to time by amendment to the bylaws of the corporation; but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the


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affirmative  vote of the majority of the directors  then in office,  though less than a quorum of the Board of Directors.


                                   ARTICLE VII
                                   -----------

      Cumulative voting shall not be permitted in the election of directors.

                                  ARTICLE VIII
                                  ------------

      The initial registered office of the corporation shall be 11905 Quay Street, Broomfield, Colorado 80020, and the initial registered agent at such address shall be Marvin W. Maxwell.


                                   ARTICLE IX
                                   ----------

      No contract or other transaction between the corporation and any other person, corporation, firm, syndicate, association, partnership, or joint venture shall be wholly or partially invalidated or otherwise affected by reason of the fact that one or more directors of the corporation are or become directors or officers of such other corporation, firm, syndicate, or association, or members of such partnership or joint venture, or are pecuniarily or otherwise interested in such contract or transaction, provided that the fact such director or directors of the corporation are so situated or so interested to both shall be disclosed or shall have been known to the Board of Directors of the corporation or a majority thereof. Any director or the corporation who is also a director or officer of such other corporation, firm, syndicate, or association, or member of such partnership or joint venture, or is pecuniarily or otherwise interested in such contract or transaction, may be counted for the purpose of determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction and any such director may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not a director or officer of such other corporation, firm, syndicate, or association, or a member of such partnership or joint venture, or pecuniarily or otherwise interested in such contract or transaction.


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                                    ARTICLE X
                                    ---------


      Each director and officer of the corporation shall be indemnified by the corporation against all expenses, penalties, and liabilities, including attorneys' fees, reasonably incurred by or imposed upon him in connection with any claim, demand, action, or proceeding, whether civil or criminal, or in connection with any settlement thereof, to which he may be made a party, or in which he may become involved, by reason of his being or having been a director or officer of the corporation, whether or not he is a director or officer at the time such expenses, penalties or liabilities are incurred, except in cases where he shall be finally adjudged in such action or proceeding to be liable for willful misconduct in the performance of his duties as such director or officer. The right of indemnification herein provided shall be in addition to, and not exclusive of, all other rights to which such director or officer may be entitled and the right of indemnification herein provided shall inure to the benefit of the personal representatives of deceased directors and officers.

                                   ARTICLE XI
                                   ----------

      The name and address of the incorporation is:

            Name                          Address
            ----                          -------

       Ronald B. Porter              P.O. Box 1530
                                     Boulder, Colorado 80306


      Executed this 23rd day of March, 1983.



                                    -------------------------------
                                    Ronald B. Porter





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STATE OF COLORADO )
                  )     as.
COUNTY OF BOULDER )


      I, -------------------- , a notary public, hereby certify that on the 23rd day of March, 1983, personally appeared before me Ronald B. Porter, who, being by me first duly sworn, declared that he is of the age of 21 years or more, and that he is the person who signed the foregoing statement as incorporator and that the statements contained therein are true.


      Witness my hand and official seal.

      My commission expires:


                              -----------------------
                              Phyllis Persinger
                              Notary Public